SUB-CUSTODIAL ACCOUNT AGREEMENT
                         Institutional Trust Department

     AGREEMENT dated as of April 8, 2002 between Forum Trust, LLC ("Forum"), a limited liability company organized under the laws of the State of Maine with its principal place of business at Two Portland Square, Portland, Maine 04101 and Comerica Bank (the "Bank"), a Michigan banking corporation and a wholly-owned subsidiary of Comerica Incorporated, with its principal place of business at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan.

     WHEREAS, Forum provides custodial services to Core Trust (Delaware) (the "Trust"), an open-end, management investment company registered under the Investment Company Act of 1940 (the "1940 Act") pursuant to a Custodian Agreement entered into between Forum and the Trust.

     WHEREAS, the Trust may offer one or more series of shares, each of which shall represent an interest in a separate portfolio of investments (all such existing and additional portfolios now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio" and collectively, as the "Portfolios");

     WHEREAS, Forum desires to appoint Bank as its Sub-Custodian and Agent under its Custodian Agreement, and Bank wishes to accept such appointment.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. EMPLOYMENT OF BANK. Forum, on behalf of each Portfolio designated on Exhibit A, attached hereto, hereby employs the Bank as Agent to act as Sub-Custodian of all securities, cash in U.S. dollars and any other property of each Portfolio that are delivered to and accepted by the Bank or any Subcustodian (as that term is defined in Paragraph 4 of this Agreement) (the "Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition by the Trust of a security entitlement (as that term is defined in the Delaware Uniform Commercial Code ("UCC")). Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash property of a Portfolio and cash, provided that the Bank shall have the right, in its sole reasonable discretion, to refuse to accept as Property any property of a Portfolio that the Bank considers not to be appropriate or in proper form for deposit for any reason. The Bank shall not be responsible for any property of a Portfolio held or received by Forum or others and not delivered to the Bank or any Subcustodian.

2. MAINTENANCE OF SECURITIES AND CASH AT THE BANK AND SUBCUSTODIAN LOCATIONS. Pursuant to Instructions (as hereinafter defined in Paragraph 14 of this Agreement), Forum shall direct the Bank to (a) settle securities transactions and maintain cash and (b) maintain cash and cash equivalents in amounts reasonably necessary.

3.   CUSTODY  ACCOUNT.  The Bank agrees to  establish  and  maintain one or more custody accounts on its books each in the name of a Portfolio (each, an "Account") for any and all Property from time to time received and accepted by the Bank or any Subcustodian for the account of such Portfolio. Upon delivery by or on behalf of Forum or a Portfolio to the Bank of any Property belonging to a Portfolio, Forum shall, by Instructions, specifically indicate in which Portfolio such Property belongs or, if such Property belongs to more than one Portfolio, shall allocate such Property to the appropriate Portfolios, and the Bank shall allocate such Property to the Accounts in accordance with the Instructions. Forum, on behalf of each Portfolio, acknowledges its responsibility as a principal for all of its obligations to the Bank arising under or in connection with this Agreement, notwithstanding that it may be acting on behalf of other persons. The Bank may deliver securities of the same class in place of those deposited in an Account.

     The Bank shall hold, keep safe and protect as custodian for each Account all Property in such Account and, to the extent such Property constitutes "financial assets" as defined in the UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Account. All transactions involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until the Bank receives Instructions to the contrary, the Bank will:

     (i) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

     (ii) present for payment all securities held in an Account that are called, redeemed or retired or otherwise become payable and all coupons and other income items that call for payment upon presentation to the extent that the Bank or Subcustodian is actually aware of such opportunities and hold the cash received in such Account pursuant to this Agreement;

     (iii)(A) exchange securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves) and (B) when notification of a tender or exchange offer (other than ministerial exchanges described in (A) above) is received for an Account, provide reasonable notice to Forum regarding the need for Instructions and if Forum fails to provide Instructions in time for the Bank to take timely action, no action shall be taken with respect thereto;

     (iv) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after notifying Forum such Instructions are not received in time for the Bank to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of the Bank (which sale Forum hereby authorizes the Bank to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

     (v) execute in Forum's name for an Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

     (vi) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient cash available in such Account to pay such taxes and levies, the Bank shall notify Forum of the amount of the shortfall and Forum may, or may cause a Portfolio to, at its option, deposit additional cash in such Account or take steps to have sufficient cash available. Forum agrees, when and if requested by the Bank and required in connection with the payment of any such taxes, to cooperate with the Bank in furnishing information, executing documents or otherwise; and

     (vii)appoint brokers and agents in its sole discretion for any of the ministerial transactions involving the securities described in clauses
          (i) - (vi),

     (viii) invest accumulated cash in the variety of short-term funds which it customarily uses in custodial account as directed by Forum. The Bank shall not be liable for interest on any cash not so invested or held by it awaiting investment or distribution instructions from Forum.

4. SUBCUSTODIANS AND SECURITIES SYSTEMS. Forum authorizes and instructs the Bank to maintain the Property in each Account directly in one of its United States ("U.S.") branches or indirectly through custody accounts that have been established by the Bank with the following other securities intermediaries: (a) another U.S. bank or trust company or branch thereof located in the U.S. that is itself qualified under the 1940 Act, to act as custodian (individually, a "Subcustodian"), or a U.S. securities depository or clearing agency or system in which the Bank or a Subcustodian participates (individually, a "Securities System"), PROVIDED that in each case in which a Subcustodian or Securities System is employed, each such Subcustodian or Securities System shall have been approved by Instructions. Exhibit F attached hereto incorporates by reference all Subcustodians and Securities Systems approved by the parties as of the date hereof.

     Upon receipt of Instructions, the Bank agrees to cease the employment of any Subcustodian or Securities System with respect to a Portfolio, and if desirable and practicable as determined in the sole discretion of Bank, appoint a replacement Subcustodian or Securities System in accordance with the provisions of this Paragraph. In addition, the Bank may, at any time in its discretion, upon written notification to Forum, terminate the employment of any Subcustodian or Securities System.

5. USE OF SUBCUSTODIAN. With respect to Property in an Account that is maintained by the Bank through a Subcustodian employed pursuant to Paragraph 4 of this Agreement:

     (i) the Bank will identify on its books as belonging to Forum on behalf of a Portfolio, any Property maintained through such Subcustodian.

     (ii) the Property will be subject only to the instructions of the Bank or its agents.

     (iii)the Property will be maintained in an account holding only assets for clients of the Bank.

6. USE OF SECURITIES SYSTEM. With respect to Property in an Account that is maintained by the Bank or any Subcustodian through a Securities System employed pursuant to Paragraph 4 of this Agreement:

     (i) the Bank shall, and the Subcustodian will be required by its agreement with the Bank to, identify on its books such Property as being maintained for the account of the Bank or Subcustodian for its clients.

     (ii) the Property will be subject only to the instructions of the Bank or such Subcustodian, as the case may be.

     (iii)the Property will be maintained in an account holding only assets for clients of the Bank, as the case may be, unless precluded by applicable law, rule, or regulation.

     (iv) To the extent required by the 1940 Act or the rules promulgated thereunder, the Bank shall send Forum a confirmation (as defined in Rule 17f-4 under the 1940 Act) of any transfers to or from an Account. Where securities are transferred to an Account, the Bank shall also, by book-entry or otherwise, identify as belonging to a Portfolio a quantity of securities in a fungible bulk of securities: (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the clearing agency, the book-entry system, or the Bank's agent.

     (v) the Bank shall provide Forum, upon Forum's request, with any report obtained by the Bank or Subcustodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

7.   AGENTS.  The Bank may at any time or times in its sole  discretion  appoint
     (or remove) as its agent to carry out such of the provisions of this Agreement as the Bank may from time to time direct any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian; PROVIDED, however, that the appointment of any agent shall not relieve the Bank of its responsibilities or liabilities hereunder. Bank shall provide reasonable notice to Forum of the appointment or removal of any agent.

8.   RECORDS,  OWNERSHIP  OF  PROPERTY,  STATEMENTS,   OPINIONS  OF  INDEPENDENT
     CERTIFIED PUBLIC ACCOUNTANTS.

     (i) The ownership of the Propertyshall be clearly recorded on the Bank's books (or on those of any applicable Subcustodian or Security System) as belonging to the appropriate Account and not to the Bank (or such Subcustodian or Security System). The Bank shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Bank relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by Forum. All such accounts shall be maintained and preserved in the form reasonably requested by Forum. The Bank will supply to Forum from time to time, as mutually agreed upon, a statement with respect to any Property in an Account maintained by Bank (or Subcustodian or Security System). In the absence of the filing in writing with Bank by Forum of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, Forum shall be deemed to have approved such statement and in such case or upon written approval of Forum of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.

     (ii) The Bank shall take all reasonable action as Forum may request to obtain from year to year favorable opinions from each Portfolio's independent certified public accountants with respect to the Bank's activities hereunder in connection with the preparation of the Trust's registration statement and the Portfolio's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

     (iii) At the request of Forum, the Bank shall deliver to Forum a written report prepared by the Bank's independent certified public accountants with respect to the services provided by the Bank under this Agreement, including, without limitation, the Bank's accounting system, internal accounting control and procedures for safeguarding cash and securities, including cash and securities deposited and/or maintained in a securities system or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by Forum and as may reasonably be obtained by the Bank. The Bank authorizes Forum to deliver copies of such reports to the Trust.

     (iv) Upon mutually agreeable terms and conditions, Forum may elect to participate in any of the electronic on-line service and communications systems, if any, which may be offered by the Bank that can provide Forum, on a daily basis, with the ability to view on-line or to print on hard copy various reports of Account activity and of securities and/or cash being held in any Account.

9. HOLDING OF SECURITIES, NOMINEES, ETC. Securities in an Account that are maintained by the Bank or any Subcustodian may be held directly by such entity in the name of Forum or in bearer form or maintained, on behalf of a Portfolio, in the Bank's or Subcustodian's name or in the name of the Bank's or Subcustodian's nominee. Securities that are maintained through a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for Forum, unless prohibited by law, rule, or regulation. The Bank or Subcustodian, as the case may be, may combine certificates representing securities held in an Account with certificates of the same issue held by Bank or Subcustodian as fiduciary or as a custodian. In the event that any securities in the name of the Bank or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Bank may, subject to the rules or regulations pertaining to allocation of any Securities System in which such securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable. Securities maintained with a Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants. Securities held in the name of Forum shall indicate that they are held by Forum "as custodian" and not in its individual capacity.

10. PROXIES, ETC. With respect to any proxies, notices, reports or other communications pertaining to any of the securities in any Account, the Bank shall perform such services and only such services as are (a) set forth in Paragraph 3 of this Agreement or (b) as may otherwise be agreed upon between the Bank and Forum. Neither the Bank nor its nominees or agents shall vote upon or in respect of any of the securities in an Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Paragraph 3 of this Agreement) with respect thereto except upon the receipt of Instructions.

11. SETTLEMENT PROCEDURES. Securities will be transferred, exchanged or delivered by the Bank or a Subcustodian upon receipt by the Bank of Instructions that include all information required by the Bank. Settlement and payment for securities received for an Account and delivery of securities out of such Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of the Bank in effect from time to time for that jurisdiction or market. The Bank shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

     Notwithstanding that the Bank may settle purchases and sales against, or credit income to, an Account, on a contractual basis, the Bank may, at its sole option, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received in a timely manner, and Forum agrees to hold the Bank harmless from any losses that may result therefrom.

12.  CONDITIONAL CREDITS; OVERDRAFTS

     (i) Notwithstanding any other provision of this Agreement, the Bank shall not be required to comply with any Instructions to settle the purchase of any securities for the Account unless there are sufficient immediately available cash in the Account, provided that, if, after all expenses, debits and withdrawals of cash ("Debits") applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to the Account have become final entries as set forth in (iii) below, the amount of immediately available cash in such Account is at least equal to the aggregate purchase price of all securities for which the Bank has received Instructions to settle on that date ("Settlement Date"), the Bank, upon settlement, shall credit the securities to the Account by making a final entry on its books and records.

     (ii) Notwithstanding the foregoing, if after all Debits applicable to the Account have been made, the amount of immediately available cash in such Account is less than the aggregate purchase price of all securities for which the Bank has received Instructions to settle on any Settlement Date, the Bank, upon settlement, shall credit the securities to the Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately cash in the relevant currency in the Account. Bank shall not be required to make such credit if the credit would be greater than 33 1/3% of a Portfolio's value or $100 million, whichever is less.

     (iii)If, within a reasonable time, as determined in the sole discretion of Bank from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available cash at least equal to the aggregate purchase price in such currency of all securities subject to a Conditional Credit on a Settlement Date are deposited into the Account, the Bank shall make the Conditional Credit a final entry on its books and records. In such case, Forum shall be liable to the Bank only for charges at a rate that the Bank customarily charges for similar extensions of credit. These charges are listed in Exhibit B.

     (iv) If (A) within a reasonable time, as determined in the sole discretion of Bank, from the posting of a Conditional Credit, immediately available cash at least equal to the resultant Debit on a Settlement Date are not deposited in the Account, or (B) any Proceeding (as defined below) shall occur, the Bank may sell such of the securities subject to the Conditional Credit as it selects in its sole discretion and shall apply the net proceeds of such sale to cover such Debit, including related late charges, and any remaining proceeds shall be credited to the Account. If such proceeds are insufficient to satisfy such Debit in full, Forum shall continue to be liable to the Bank for any shortfall. The Bank shall make the Conditional Credit a final entry on its books as to the securities not required to be sold to satisfy such Debit. Pending payment in full by Forum of the purchase price for securities subject to a Conditional Credit, and the Bank's making a Conditional Credit a final entry on its books, and, unless consented to by the Bank, Forum shall have no right to give further Instructions in respect of securities subject to a Conditional Credit. The Bank shall have the sole discretion to determine which securities shall be deemed to have been paid for by Forum out of cash available in the Account. Any such Conditional Credit may be reversed (and any corresponding Debit shall be canceled) by the Bank unless and until the Bank makes a final entry on its books crediting such securities to the Account. The term "Proceeding" shall mean any insolvency, bankruptcy, receivership, reorganization or similar proceeding relating to Forum, the Trust or a Portfolio whether voluntary or involuntary.

     (v) Under normal circumstances, Forum will not facilitate the purchase of securities without believing there to be sufficient cash in the Account (which cash shall not include the expected proceeds of the sale of the purchased securities). On occasion, Forum may borrow money from the Bank or overdraft an Account to facilitate redemptions, up to 33 1/3% or $100 million, whichever is less. The Bank's charges for borrowing money from the Bank and overdrafting an account are listed in Exhibit B.

13. PERMITTED TRANSACTIONS. Forum agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with Paragraph 14 of this Agreement (but subject to Paragraph 3 of this Agreement) and only for the purposes listed below.

     (i) In connection with the purchase or sale of securities at prices as confirmed by Instructions.

     (ii) When securities are called, redeemed or retired, or otherwise become payable.

     (iii)In exchange  for or upon  conversion  into other  securities  alone or
          other   securities   and  cash   pursuant   to  any  plan  or  merger,
          consolidation, reorganization, recapitalization or readjustment.

     (iv) Upon conversion of securities pursuant to their terms into other securities.

     (v) Upon exercise of subscription, purchase or other similar rights represented by securities.

     (vi) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

     (vii)In connection with any borrowings by a Portfolio requiring a pledge of securities, but only against receipt of amounts borrowed or in order to satisfy requirements for additional or substitute collateral.

     (viii) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to a Portfolio or Forum.

     (ix) For the purpose of redeeming shares of the capital stock of a Portfolio against delivery of the shares to be redeemed to the Bank, a Subcustodian, Forum or a Portfolio's transfer agent.

     (x) For the purpose of redeeming in kind shares of a Portfolio against delivery of the shares to be redeemed.

     (xi) For delivery in accordance with the provisions of any agreement among Forum, on behalf of a Portfolio, the Portfolio's investment adviser and a broker-dealer relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Portfolio.

     (xii)For release of securities to designated brokers under covered call options, provided, however, that such securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive the securities previously deposited from broker. The Bank will act strictly in accordance with Instructions in the delivery of securities to be held in escrow and will have no responsibility or liability for any such securities which are not returned promptly when due other than to make proper request for such return.

     (xiii) Upon the termination of this Agreement as set forth in Paragraph 18 of this Agreement.

     (xiv) For other proper purposes.

     Forum agrees that the Bank shall have no obligation to verify the purpose for which a transaction is being effected.

14. INSTRUCTIONS. The term "Instructions" means instructions from or on behalf or Forum in respect of any of the Bank's duties hereunder that have been received by the Bank in compliance with Paragraph 19 (a) of this Agreement in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as Forum shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Bank, or (b) which have been transmitted electronically through an electronic on-line service and communications system offered by the Bank or other electronic instruction system acceptable to the Bank, or (c) a telephonic or oral communication by one or more persons as Forum shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with the Bank; or (d) upon receipt of such other form of instructions as Forum may from time to time authorize in writing and which the Bank has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by Forum by writing in the manner set forth in clause (a) above, but the lack of such confirmation shall in no way affect any action taken by the Bank in reliance upon such oral instructions prior to the Bank's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

     The Bank shall have the right to assume in the absence of notice to the contrary from Forum that any person whose name is on file with the Bank pursuant to this Paragraph has been authorized by Forum or its affiliates to give the Instructions in question and that such authorization has not been revoked. The Bank may act upon and conclusively rely on, without any liability to Forum or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above. Forum agrees that Bank shall have no independent duty to investigate or verify the validity or genuineness of any person claiming to be the person whose name is on file as shown in Exhibit C as may be amended and notified by Forum to Bank from time to time.

15.  STANDARD OF CARE.

     (i) So long as and to the extent that it is in the exercise of reasonable care, Bank shall not be responsible for the title, validity or genuineness of any Property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

     (ii) Bank shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Bank in writing. Bank shall use its best judgment and efforts in rendering the services described in this Agreement. Bank shall not be liable to Forum for any action or inaction of Bank relating to any event whatsoever in the absence of bad faith, willful misfeasance or negligence in the performance of Bank's duties or obligations under this Agreement or by reason of Bank's reckless disregard of its duties and obligations under this Agreement.

     (iii) Forum agrees to indemnify and hold harmless Bank, its employees, agents, directors, officers and managers and any person who controls the Bank within the meaning of section 15 of the Securities Act of 1933, as amended (the "1933 Act"), or section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act") ("Bank Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Bank's actions taken or failures to act under this Agreement that are consistent with the standard of care set forth in Paragraph 15(ii) of this Agreement, or Forum's instructions, provided those instructions are followed accurately, or any breach of Forum's representations set forth in Paragraph 20 of this Agreement (a "Bank Claim"). Forum shall not be required to indemnify any Bank Indemnitee if, prior to confessing any Bank Claim against the Bank Indemnitee, Bank or the Bank Indemnitee does not give Forum written notice of and reasonable opportunity to defend against the Bank Claim in its own name or in the name of the Bank Indemnitee.

     (iv) Bank agrees to indemnify and hold harmless Forum, its employees, agents, directors, officers and managers and any person who controls Forum within the meaning of section 15 of the 1933 Act or section 20 of the 1934 Act ("Forum Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Bank's actions taken or failures to act under this Agreement that are not consistent with the standard of care set forth in Paragraph 15(ii) of this Agreement or any breach of Bank's representations set forth in Paragraph 20 of this Agreement (a "Forum Claim"). Bank shall not be required to indemnify any Forum Indemnitee if, prior to confessing any Forum Claim against the Forum Indemnitee, Forum or the Forum Indemnitee does not give Bank written notice of and reasonable opportunity to defend against the Forum Claim in its own name or in the name of the Forum Indemnitee.

     (v) If Forum requires Bank to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of Bank, result in Bank or its nominee assigned to the Trust or a Portfolio being liable for the payment of money or incurring liability of some other form, Forum as a prerequisite to requiring Bank to take such action, shall provide indemnity to Bank in an amount and form satisfactory to it.

     (vi) If Forum requires Bank to advance cash or securities for any purpose for the benefit of a Portfolio or in the event that Bank or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominees own negligent action, negligent failure to act or willful misconduct, Bank promptly shall notify Forum of the existence of any such advances, their amount and the Portfolio to which the advance applies. Forum shall on behalf of the Portfolio repay Bank on demand and in full such advances in the amounts as presented by Bank as correct amounts, on the first business day following Forum's receipt of notice of such demand; provided, however, that Forum shall not be obligated to pay any amount in excess of that payable to Forum under the Custody Agreement between Forum and the Trust with respect to such Portfolio.

16. FEES AND EXPENSES. Forum agrees to pay to the Bank such compensation for its services pursuant to this Agreement as set forth in Exhibit B. Forum hereby agrees to hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agree to hold the Bank, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. The Bank is authorized to charge the applicable Account for such items, and the Bank shall have a lien on the Property in the applicable Account to pay for such items.

17. AMENDMENT, MODIFICATIONS, ETC. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto (except that Exhibit B may be amended as provided for therein). No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

18.  TERMINATION.

     (i) This Agreement may be terminated by Forum or the Bank by sixty (60) days' written notice to the other; PROVIDED that notice by Forum shall specify the names of the persons to whom the Bank shall deliver the securities in each Account and to whom the cash in such Account shall be paid. If notice of termination is given by the Bank, Forum shall, within sixty (60) days following the giving of such notice, deliver to the Bank a written notice specifying the names of the persons to whom the Bank shall deliver the securities in each Account and to whom the cash in such Account shall be paid. In either case, the Bank will deliver such Property to the persons so specified, after deducting therefrom any amounts that the Bank determines to be owed to it hereunder. In addition, the Bank may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. Forum grants to the Bank a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within sixty (60) days following the giving of a notice of termination by the Bank, the Bank does not receive the aforementioned written notice specifying the names of the persons to whom the Bank shall deliver the securities in each Account and to whom the cash in such Account shall be paid, the Bank, at its election, may deliver such securities and pay such cash to a bank or trust company to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such securities and cash until a written notice as aforesaid is delivered to the Bank, provided that from and after the ninetieth day the Bank's obligations shall be limited to safekeeping.

     (ii) This Agreement may be terminated by Forum or the Bank as to one or more Portfolios (but less than all of the Portfolios) by delivery of a written notice of such termination to the other, in which case termination as to such deleted Portfolios shall take effect sixty (60) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A that deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Paragraph 18 of this Agreement as to the identification of a successor custodian and the delivery of cash and securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of the Bank and Forum hereunder with respect to the other Portfolios set forth in Exhibit A, as amended from time to time.

     (iii) Paragraphs 15, 16, 23 and 25 of this Agreement shall survive the termination of this Agreement as to one or more or all Portfolios. [Would not summarize provisions of these paragraphs as could leave something out-clearer to leave this way]

19. NOTICES. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to such other address as shall have been furnished by the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answer back. The Bank will have no responsibility for notification and processing of capital actions except for services required of the Bank under Paragraph 3 of this Agreement.

20. REPRESENTATIONS AND WARRANTIES. Forum hereby represents and warrants to the Bank in its own capacity as Custodian and on behalf of the Trust to the extent applicable to the Trust that:

     (i) the employment of the Bank and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

     (ii) the terms of this Agreement do not violate any obligation by which Forum is bound, whether arising by contract, operation of law or otherwise;

     (iii)this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Forum in accordance with its terms;

     (iv) it will deliver to the Bank such evidence of such authorization as the Bank may reasonably require, whether by way of a certified resolution or otherwise;

     (v) it has delivered to Bank a true and correct copy of each custodian agreement or custodial services agreement between it and the Trust and each amendment to each such agreement;

     (vi) it will deliver to the Bank a duly executed Secretary's Certificate in the form provided for in each custodian agreement or custodial services agreement between Forum and the Trust or such other evidence of such authorization as the Bank may reasonably require, whether by way of a certified resolution or otherwise; and

     (vii)it is qualified as a custodian under Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify the Bank in writing.

     The Bank hereby represents and warrants to Forum that:
     (i) the terms of this Agreement do not violate any obligation by which Bank is bound, whether arising by contract, operation of law or otherwise;

     (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Bank in accordance with its terms;

     (iii)it will deliver to Forum such evidence of such authorization as Forum may reasonably require, whether by way of a certified resolution or otherwise; and

     (iv) it is qualified as a custodian under Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify Forum in writing.

21. LIMITED POWER OF ATTORNEY. The Bank, including its nominees and agents, is hereby granted a limited power of attorney by Forum to execute on Forum's behalf any declarations, endorsements, assignments, stock or bond powers, affidavits, certificates of ownership or other documents required (i) to effect the sale, transfer, or other disposition of Property held in an Account, (ii) to obtain payment with respect to Property held in an Account, or (iii) to take any other action required with respect to the Property held in an Account, and in the Bank's own name to guarantee as Forum's signature any signature so affixed.

22.GOVERNING LAW AND SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the law of the State of Delaware and shall not be assignable by either party, except with prior written consent of the other party, but shall bind the successors in interest of Forum and the Bank.

23.CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Bank, Forum, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

24.SEVERABILITY.  If any provision of this Agreement is determined to be invalid
or  unenforceable,   such  determination   shall  not  affect  the  validity  or
enforceability of any other provision of this Agreement.

25.ENTIRE AGREEMENT. This Agreement together with any Exhibits attached hereto contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

26.HEADINGS. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

27.COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

          IN WITNESS WHEREOF, each of the parties has caused it's duly authorized signatories to execute this Agreement as of the date first written above.

                                        COMERICA BANK



                                        By: /s/ CYNTHIA C. ALLISON
                                           -------------------------------------
                                        Name: CYNTHIA C. ALLISON
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        FORUM TRUST, LLC for itself and as agent for Core Trust (Delaware)



                                        By: /s/ JOHN Y. KEFFER
                                           -------------------------------------
                                            John Y. Keffer
                                            President

                              SUBCUSTODY AGREEMENT
                                    EXHIBIT A

                               LIST OF PORTFOLIOS
                               As of March 8, 2002


NAME OF PORTFOLIO                                Sub-Custodian Account Number
-------------------------------------------------
Treasury Cash Portfolio                          02-01-100-0743232
Government Portfolio                             02-01-100-0743444
Government Cash Portfolio                        02-01-100-0743240
Cash Portfolio                                   02-01-100-0743258

                              SUBCUSTODY AGREEMENT
                                    EXHIBIT B

                                  FEE SCHEDULE

------------------------------------------ -------------------------------------
                                           FEE AS A % OF

PORTFOLIO                                  ANNUAL AVERAGE DAILY NET ASSETS

------------------------------------------ -------------------------------------

------------------------------------------ -------------------------------------
Total of All Portfolios                    0.01%
------------------------------------------ -------------------------------------

Payable monthly in arrears as of the tenth (10th) day of the next month.

Charges for:

1.   extensions of credit referenced in Paragraph 12(iii) of this Agreement;
2.   borrowing money referenced in Paragraph 12(v) of this Agreement; and
3.   overdrafting an account as referenced in Paragraph 12(v) of this Agreement shall be equal to the Federal Funds Rate.

No provision of this Exhibit B may be amended, modified or waived except in a writing signed by the Bank and Forum.

                              SUBCUSTODY AGREEMENT
                                    EXHIBIT C

                                  COMERICA BANK
                                       AND
                                FORUM TRUST, LLC

                             SECRETARY'S CERTIFICATE

         I, David I. Goldstein, hereby certify that I am the Secretary of Forum Trust, LLC (the "Company"), a limited liability company organized under the laws of the State of Maine and authorized to do business as a non-depositary trust company thereunder and as such I am duly authorized to, and do hereby, certify that:

1. ORGANIZATIONAL DOCUMENTS. The Company's organizational documents, and all amendments thereto, have been filed with the appropriate governmental officials of the State of Maine, the Company continues to be in existence and is in good standing, and no action has been taken to repeal such organizational documents, the same being in full force and effect on the date hereof.

2. BYLAWS. The Company's Amended and Restated Operating Agreement has been duly adopted and no action has been taken to repeal such Amended and Restated Operating Agreement, the same being in full force and effect.

3. RESOLUTIONS. Resolutions have been duly adopted on behalf of the Company, which resolutions (i) have not in any way been revoked or rescinded, (ii) have been in full force and effect since their adoption, to and including the date hereof, and are now in full force and effect, and (iii) are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein, including, without limitation, confirming that the Company is duly authorized to enter into a certain subcustodian agreement with Comerica Bank (the "Agreement"), and that certain designated officers, including those identified in paragraph 4 of this Certificate, are authorized to execute said Agreement on behalf of the Company, in conformity with the requirements of the Company's organizational documents, Amended and Restated Operating Agreement, and other pertinent documents to which the Company may be bound.

4. INCUMBENCY. The following named individuals are duly elected (or appointed), qualified, and acting officers of the Company holding those offices set forth opposite their respective names as of the date hereof, each having full authority, acting individually, to bind the Company, as a legal matter, with respect to all matters pertaining to the Agreement, and to execute and deliver said Agreement on behalf of the Company, and the signatures set forth opposite the respective names and titles of said officers are their true, authentic signatures:

         NAME                             TITLE                                   SIGNATURE

         John Y. Keffer                   President                             /s/ JOHN Y. KEFFER
                                                                                ------------------

         Ronald H. Hirsch                 Treasurer                             /s/ RONALD H. HIRSCH
                                                                                --------------------

         David I. Goldstein               Secretary                             /s/ DAVID I. GOLDSTEIN
                                                                                ----------------------

         Frederick Skillin                Assistant Treasurer                   /s/ FREDERICK SKILLIN
                                                                                ---------------------

         Marc D. Keffer                   Assistant Secretary                   /s/ MARC D. KEFFER
                                                                                ------------------

         Dana A. Lukens                   Assistant Secretary                   /s/ DANA A. LUKENS
                                                                                ------------------

         The foregoing list of Authorized Persons may only be amended by a written notice executed by two then-current Authorized Persons or by a certificate in the form hereof delivered by the Secretary or an Assistant Secretary of the Company counter-signed by an officer of the Company and delivered to Comerica Bank.

5.   AUTHORIZED INSTRUCTIONS.

     (a) GENERAL. Any two of the officers of the Company listed in paragraph 4 of this Certificate are authorized to deliver instructions to Comerica Bank pursuant to Paragraph 14 of the Agreement on behalf of the Company or any Portfolio (as defined in the Agreement) in accordance with the Agreement.

     (b) SECURITIES AND CASH. Any two of the following persons are authorized to deliver  instructions  with  respect to  transfers  of stocks  and other  equity
interests  of  every  type,   evidences  of  indebtedness,   other   instruments
representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash property of any Portfolio on behalf of a Portfolio,  and instructions  with respect to transfers of cash of any  Portfolio to or from any money market mutual fund on behalf of a Portfolio and the  signatures  set forth opposite  the  respective  names and  titles  of said  persons  are their  true, authentic signatures:

         NAME                             TITLE                                   SIGNATURE

         Gale L. Bertrand                 Director, Forum Accounting
                                          Services                                /s/ GALE L. BERTRAND
                                                                                  --------------------

         Joshua LaPan                     Manager, Fund Accounting
                                          and Custody                             /s/ JOSHUA LAPAN
                                                                                  ----------------

         Jamie Roach                      Senior Manager,
                                          Fund Accounting                         /s/ JAMIE ROACH
                                                                                  ---------------




         Karen Shaw                       Senior Manager,
                                          Fund Accounting                         /s/ KAREN SHAW
                                                                                  --------------

         Mike McKeen                      Senior Manager,
                                          Fund Accounting                         /s/ MIKE MCKEEN
                                                                                  ---------------

         Jonathan Rosen                   Senior Manager,
                                          Fund Accounting                         /s/ JONATHAN ROSEN
                                                                                  ------------------

         Jeffrey Lund                     Sales Support Manager                   /s/ JEFFREY LUND
                                                                                  ----------------

         Charles F. Johnson               Director                                /s/ CHARLES F. JOHNSON
                                                                                  ----------------------

         Les C. Berthy                    Senior Portfolio Manager                /s/ LES C. BERTHY
                                                                                  -----------------

         Anthony R. Fischer, Jr.          Senior Portfolio Manager                /s/ ANTHONY R. FISCHER, JR.
                                                                                  ---------------------------

         Erica B. Olson                   Investment Analyst                      /s/ ERICA B. OLSON
                                                                                  ------------------

         Jamie St. Louis                  Senior Expense Accountant               /s/ JAMIE ST. LOUIS
                                                                                  -------------------

     (c) TRANSFER AGENCY. Any two of the persons authorized by Forum Shareholder Services, Limited Liability Company listed on Exhibit D may deliver instructions with respect to the transfer of cash in connection with the purchase and redemption of shares of any Portfolio, and the payments of distributions to shareholders of any Portfolio.

     (d) ADMINISTRATION. Any two of the persons authorized by Forum Administrative Services, Limited Liability Company listed on Exhibit E may deliver instructions with respect to approval of bills for the payment of the expenses of any Portfolio, and the payments of distributions to shareholders of any Portfolio.

     The foregoing list of Authorized Persons, including those listed on the attached Exhibit D and Exhibit E, supersedes any and all such lists previously provided by the Company.

     IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of March, 2002.

                                        /s/ DAVID I. GOLDSTEIN
                                        ----------------------------------------
                                        David I. Goldstein, Secretary

     I, Ronald H. Hirsch, Treasurer of the Company, hereby certify that on this 31st day of March, 2002, David I. Goldstein, whose genuine signature appears above, is now and has at all times relevant been the duly elected and qualified Secretary of the Company.

                                        /s/ RONALD H. HIRSCH
                                        ----------------------------------------
                                        Ronald H. Hirsch, Treasurer

              FORUM SHAREHOLDER SERVICES, LIMITED LIABILITY COMPANY
                                    EXHIBIT D

                                Certificate as to
                               Authorized Persons

     The undersigned, being the duly elected Secretary of Forum Shareholder Services, Limited Liability Company, a limited liability company organized under the laws of the State of Delaware ("FSS"), does hereby certify that:

     1. The below-named persons ("Authorized Persons") are now and have been the duly elected and qualified officers, employees or agents of FSS, having held and as of today hold the respective offices or employment set forth opposite their names below and that the signatures set forth opposite their respective names are the genuine signatures of such persons respectively.

NAME                                OFFICE/POSITION                             SIGNATURE

Lisa Ballou                         Cash Management Specialist                  /s/ LISA BALLOU
                                                                                ---------------

Penni J. Thompson                   Senior MIS Analyst                          /s/ PENNI J. THOMPSON
                                                                                ---------------------

Gale L. Bertrand                    Director, Forum Accounting Services         /s/ GALE L. BERTRAND
                                                                                --------------------

Jeff Singleton                      Senior Expense Accountant                   /s/ JEFF SINGLETON
                                                                                ------------------

Jamie St. Louis                     Senior Expense Accountant                   /s/ JAMIE ST. LOUIS
                                                                                -------------------

Nicole E. Tyler                     Financial Analyst                           /s/ NICOLE E. TYLER
                                                                                -------------------

Catherine Monteith                  Financial Analyst                           /s/ CATHERINE MONTEITH
                                                                                ----------------------

Richard A. Parenteau                Financial Analyst                           /s/ RICHARD A. PARENTEAU
                                                                                ------------------------

Blaine Thompson                     Financial Analyst                           /s/ BLAINE THOMPSON
                                                                                -------------------

The foregoing list of Authorized Persons may only be amended by a written notice executed by two then-current  Authorized Persons or by a certificate in the form
hereof   delivered  by  the   Secretary   or  an  Assistant   Secretary  of  FSS
counter-signed by an officer of FSS and delivered to Comerica Bank.

     2. Any two Authorized Persons have been authorized by FSS to deliver to Comerica Bank and/or its agents instructions with respect to the purchase and redemption of shares of any Portfolio, the transfer of cash in connection therewith, and the payments of distributions to shareholders of any Portfolio.
For purposes hereof, "Portfolio" shall mean any registered investment company, series thereof or other pooled investment vehicle for which FSS provides transfer agency services and for which Comerica Bank acts as subcustodian.




     3. Comerica Bank and its agents may rely on this certificate until further written notice has been delivered to Comerica Bank.

     4. This list of Authorized Persons supersedes all those previously delivered relating to the subject matter hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of March, 2002.

                                        /s/ DAVID I. GOLDSTEIN
                                        ----------------------------------------
                                        David I. Goldstein, Secretary


     I, Ronald H.  Hirsch,  Treasurer  of Forum  Shareholder  Services,  Limited
Liability Company, do hereby certify that David I. Goldstein, whose genuine signature appears above, is now and has at all times relevant been the duly elected and qualified Secretary of Forum Shareholder Services, Limited Liability
Company.

Dated:  March 31, 2002

                                        /s/ RONALD H. HIRSCH
                                        ----------------------------------------
                                        Ronald H. Hirsch, Treasurer





            FORUM ADMINISTRATIVE SERVICES, LIMITED LIABILITY COMPANY
                                    EXHIBIT E

                                Certificate as to
                               Authorized Persons

     The undersigned,  being the duly elected Secretary of Forum  Administrative
Services, Limited Liability Company, a limited liability company organized under the laws of the State of Delaware ("FAdS"), does hereby certify that:

     1. The below-named persons ("Authorized Persons") are now and have been the duly elected and qualified officers, employees or agents of FAdS, having held and as of today hold the respective offices or employment set forth opposite their names below and that the signatures set forth opposite their respective names are the genuine signatures of such persons respectively.

NAME                                OFFICE/POSITION                             SIGNATURE

Lisa J. Weymouth                    Director                                    /s/ LISA J. WEYMOUTH
                                                                                --------------------

Ronald H. Hirsch                    Treasurer                                   /s/ RONALD H. HIRSCH
                                                                                --------------------

David I. Goldstein                  Secretary                                   /s/ DAVID I. GOLDSTEIN
                                                                                ----------------------

Charles F. Johnson                  Director, Corporate Administration          /s/ CHARLES F. JOHNSON
                                                                                ----------------------

Frederick Skillin                   Senior Manager, Corporate Financial
                                    Reporting and Expense Accounting            /s/ FREDERICK SKILLIN
                                                                                ---------------------

Trudance L.C. Bakke                 Senior Manager,
                                    Corporate Accounting                        /s/ TRUDANCE L.C. BAKKE
                                                                                -----------------------

Catherine Monteith                  Financial Analyst                           /s/ CATHERINE MONTEITH
                                                                                ----------------------

Richard A. Parenteau                Financial Analyst                           /s/ RICHARD A. PARENTEAU
                                                                                ------------------------

The foregoing list of Authorized Persons may only be amended by a written notice executed by two then-current Authorized Persons or by a certificate in the form hereof delivered by the Secretary or an Assistant Secretary of FAdS counter-signed by an officer of FAdS and delivered to Comerica Bank.

     2. Any two Authorized Persons have been authorized by FAdS to deliver to Comerica Bank and/or its agents instructions with respect to the approval of bills for the payment of expenses of any Portfolio. For purposes hereof, "Portfolio" shall mean any registered investment company, series thereof, or other pooled investment vehicle for which FAdS provides administration services and for which Comerica Bank acts as subcustodian.

     3. Comerica Bank and its agents may rely on this certificate until further written notice has been delivered to Comerica Bank.

     4. This list of Authorized Persons supersedes all those previously delivered relating to the subject matter hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of March, 2002.

                                        /s/ DAVID I. GOLDSTEIN
                                        ----------------------------------------
                                        David I. Goldstein, Secretary


     I, Ronald H. Hirsch, Treasurer of Forum Administrative Services, Limited Liability Company, do hereby certify that David I. Goldstein, whose genuine signature appears above, is now and has at all times relevant been the duly elected and qualified Secretary of Forum Administrative Services, Limited Liability Company.

Dated:  March 31, 2002

                                        /s/ RONALD H. HIRSCH
                                        ----------------------------------------
                                        Ronald H. Hirsch, Treasurer

                              SUBCUSTODY AGREEMENT
                                   EXHIBIT F

                  APPROVED SUBCUSTODIANS AND SECURITIES SYSTEMS

COMERICA BANK'S SUBCUSTODIANS

Depository Trust Company

|_|  Comerica Bank's DTC Number:  2108
|_|  Comerica Bank's Agent Bank Number:  19143

Federal Reserve Bank

|_|  Comerica Bank's ABA #072000096
|_|  Comerica Bank's Trust Account Number:  Comerica Det/1050


Deutsche Bank - NY Correspondent

|_| Comerica Bank's Account Number for physical securities not eligible for DTC or FED: 090755
|_| Comerica Bank's Account Number for GNMA's eligible for PTC Book Entry and NOT part of a turnaround trade: 090755, Contra Symbol BTRST
|_| Comerica Bank's Account Number for GNMA's eligible for PTC Book Entry and are part of a turnaround trade: 090834, Contra Symbol BTRST


Royal Bank of Canada - Global Custodian

COMERICA BANK'S SECURITIES SYSTEM

AmTrust System